Exhibit 99.1

Press Release www.shire.com

BLOCK LISTING SIX MONTHLY RETURN

May 23, 2016 - Shire plc (LSE: SHP, NASDAQ: SHPG)

Name of applicant:		Shire plc
Name of scheme:		Shire Sharesave Scheme
Period of return:	From:	November 23, 2015	To:	May 22, 2016
Balance of unallotted securities under scheme(s) from previous return:		201,916
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		17,003
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		184,913

Name of applicant:		Shire plc
Name of scheme:		Shire Portfolio Share Plan
Period of return:	From:	November 23, 2015	To:	May 22, 2016
Balance of unallotted securities under scheme(s) from previous return:		1,520,106
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		315,755
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		1,204,351

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Name of applicant:		Shire plc
Name of scheme:		Shire Employee Stock Purchase Plan
Period of return:	From:	November 23, 2015	To:	May 22, 2016
Balance of unallotted securities under scheme(s) from previous return:		249,227
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		4,776
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		244,451

Name of applicant:		Shire plc
Name of scheme:		Shire Long Term Incentive Plan 2015
Period of return:	From:	November 23, 2015	To:	May 22, 2016
Balance of unallotted securities under scheme(s) from previous return:		2,991,240
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		35,368
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		2,955,872

Name of applicant:		Shire plc
Name of scheme:		Shire Global Employee Stock Purchase Plan
Period of return:	From:	November 23, 2015	To:	May 22, 2016
Balance of unallotted securities under scheme(s) from previous return:		2,000,000
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		31
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		1,999,969

Name of contact:	Sarah Howfield, Assistant Company Secretary
Telephone number of contact:	01256 894000

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

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